                                                                    EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in each of the seven Registration Statements on Form S-8 (No. 33-70878, No. 33-94350, No. 333-05737, No. 333-20029-02, No. 333-24577, No. 333-37733 and No. 333-70933) and in each of the three Prospectuses constituting part of the Registration Statements on Form S-3 (No. 333-20029-01, No. 333-49079 and No. 333-70943) of Watson
Pharmaceuticals, Inc. of our report dated February 17, 1999 appearing on page F-2 of this Form 10-K.



/s/ PRICEWATERHOUSECOOPERS LLP


Los Angeles, California
March 26, 1999